Exhibit 3.7

ARTICLES OF ORGANIZATION

OF

NUWAVE SOLUTIONS, L.L.C.

THESE ARTICLES OF ORGANIZATION (hereinafter referred to as these “Articles”) are made this 22ND day of SEPTEMBER, 1999, by David Albert (the “Organizer”).

EXPLANATORY STATEMENT

The Organizers, desiring to organize a limited liability company under and pursuant to the provisions of the Maryland Limited Liability Company Act (Title 4A of Corporations and Associations Article of the Annotate Code of Maryland) (hereinafter referred to as the “Act”), hereby forms a limited liability company for the purposes and on the terms and conditions hereinafter set forth (the “Company”), and hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

1. The name of the Company shall be “NuWave Technologies, L.L.C.”

2. The latest date upon which the Company shall be dissolved and its affairs wound up is December 31, 2031.

3. The purposes for which the Company is formed are as follows: (a) information technology consulting services; (b) to have and exercise all powers now or hereafter conferred by the laws of the State of Maryland on limited liability companies formed pursuant to the Act; and, (c) to do any and all things necessary, convenient or incidental to the foregoing.

4. The address of the principal office of the Company is 1801 Research Boulevard, Suite 602 Rockville, MD 20850. The name and address of the Resident Agent of the Company is David Albert, 6905 Rockledge Drive, Suite 700, Bethesda, MD 20817.

5. The relations of the members and the affairs of the Company shall be governed by the Act, as well as a written operating agreement which may be amended from time to time as set forth therein.

6. As permitted in Section 4A-401 (A) (3) of the Act, the authority of members to act for the Company solely by virtue of their being members is limited and is as set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned has/have executed these Articles of Organization and acknowledge them to be my/our act.

WITNESS:

By:	/s/ David Albert
David Albert (The “Organizer”)

By:	/s/ David Albert
David Albert (The “Resident Agent”)

Acknowledgment Number: 1000362013091287

ARTICLES OF AMENDMENT

FOR A

MARYLAND LIMITED LIABILITY COMPANY

(1)	NuWave Solutions, L.L.C.
Insert full name of the Limited Liability Company (LLC) exactly as it appears in SDAT’s records.

(2)	The Charter of the Limited Liability Company is hereby amended as follows

Line 1 of the initial Articles of Organization of the Company incorrectly states the name of the Company as NuWave Technologies, L.L.C. instead of NuWave Solutions, L.L.C.

Line 1 shall be deleted In its entirely and replaced with: “The name of the Company shall be “NuWave Solutions, L.L.C.”

(3) The undersigned acknowledges that this is an act of the above-named limited liability company, and verifies, under the penalties for perjury, that the matters and facts stated herein, which require such verification are true and accurate, to the best of their knowledge, information, and belief

(4)	/s/ Reggie Brothers	(5) I hereby consent to serve as Resident Agent for the above-named Limited Liability Company.
Reggie Brothers, Chief Executive Officer

	Signature of Authorized Person(s)	Signature required only for new resident agents

MARYLAND STATE DEPARTMENT OF ASSESSMENTS & TAXATION	301 WEST PRESTON STREET, BALTIMORE, MARYLAND 21201-2395
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